EXHIBIT 10.1

INDUSTRIAL SERVICES OF AMERICA, INC.

FORM OF RESTRICTED STOCK UNIT

GRANT AGREEMENT

Name of Non-Employee Director:     PARTICIPANT NAME (“Director”)

Grant Date:                                         GRANT DATE

Number of Restricted Stock Units:   NUMBER OF AWARDS GRANTED

This agreement (this “Agreement”) is subject to the following terms and to all of the terms of the Industrial Services of America, Inc. 2009 Long Term Incentive Plan, as amended (the “Plan”). In the case of any conflict between this Agreement and the Plan, the Plan shall control. A copy of the Plan is attached, and any capitalized terms used but not defined in this Agreement shall have the meaning given them in the Plan.

1.        Grant of Restricted Stock Units.  Subject to the terms and conditions of this Agreement and the Plan, as of the date noted above (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Industrial Services of America, Inc. (the “Company”) hereby grants to Director the number of restricted stock units set forth above (the “RSUs”). Each RSU constitutes a right that Director (or, in the event of Director’s death before payment, the executor, administrator, or other personal representative of Director’s estate) will receive one share of Stock if Director vests in the RSUs pursuant Section 4, 5, or 6 hereof.  There are no other rights provided to Director (or Director’s estate or any other person) under any of the RSUs.

2.        Transfer Restriction. Until the delivery of shares of Stock with respect to the RSUs in accordance with the terms of this Award, neither the RSUs nor the Stock to be issued upon vesting of the RSUs may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution (to the extent permitted by applicable law and the Plan).  Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of the RSUs or the Stock to be issued upon vesting of the RSUs not specifically permitted by the Plan or this Award shall be null and void and without effect.

3.         Investment Representations.  Director understands that upon delivery of shares of Stock with respect to the RSUs in accordance with the terms of this Award, (i) the shares of Stock to be delivered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the shares of Stock to be delivered cannot be sold, transferred, or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, and (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months from the issuance date of the Stock and unless the other terms and conditions of Rule 144 are satisfied.

4.         Vesting and Payment. Except as provided in Sections 5 and 6 below regarding Termination of Service or a Change of Control, and unless the RSUs are previously forfeited pursuant to the Plan or this Agreement, the RSUs will fully vest if and to the extent that Director is a member of the Board of Directors of the Company continuously for the entire Service Period. The Company shall cause its transfer agent to issue the shares of Stock with respect to the RSUs to Director promptly upon vesting, but not later than 60 days after vesting of the RSUs in accordance with this Section 4. For purposes of this Agreement, the “Service Period” means the period that begins on the Grant Date and ends on the first annual anniversary of the Grant Date.

1

5.        Termination of Service Before the End of the Service Period.  For purposes of this Agreement, “Termination of Service” shall be deemed to have occurred on the date that Director no longer serves as a member of the Board of Directors, except that no Termination of Service shall be deemed to have occurred on the date of the next annual meeting of stockholders as a result of Director’s absence from the slate of nominees proposed by the Company’s Board of Directors for election at the next annual meeting (in which case the RSUs will vest in accordance with the Plan and this Agreement on the first annual anniversary of the Grant Date). In the event of Director’s Termination of Service before the end of the Service Period, the following provisions shall apply:

5.1       Except as expressly provided below in Section 5.2 or Section 6, in the event of Director's Termination of Service for any reason before the end of the Service Period, the RSUs held by Director and not yet vested shall be automatically forfeited by the Director as of the date of Director’s Termination of Service.  Neither the Director nor any of the Director’s successors, heirs, assigns or personal representatives shall have any rights or interests in any RSUs that are so forfeited.

5.2       Notwithstanding Section 5.1, if Director experiences a Termination of Service during the Service Period as the result of Director’s death or Disability (as defined below) (a “Qualifying Termination”), a pro rata portion of Stock with respect to the RSUs shall be issued as set forth below:

  5.2.1    In the event of a Qualifying Termination before completion of the Service Period, the number of RSUs to be settled and paid in Stock shall be determined as follows: (i) the number of RSUs subject to the Award that have not yet vested shall be multiplied by (ii) a service fraction, the numerator of which is the number of full months the Director served as a member of the Board of Directors following the Grant Date through the date of Director’s Termination of Service, and the denominator of which is 12, the number of months in the Service Period.  For purposes of calculating a “full month,” Director shall be deemed to have provided services a “full month” if he or she is rendering services on each successive monthly anniversary of the Grant Date. The Company shall deliver the shares of Stock with respect to the RSUs to Director (in the case of Director’s Disability) or to the executor, administrator, or other personal representative of Director’s estate (in the case of Director’s death) within 30 days of the date of the Qualifying Termination. Any RSUs that do not vest in accordance with the foregoing provisions of this Section 5.2.1 shall terminate and be forfeited as of the date of the Qualifying Termination.

  5.2.2    “Disability” means a condition of Director which, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months: (a) makes Director unable to engage in any substantial gainful activity; or (b) as a result of which Director is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan. If at any time a physician appointed by the Company or its agent or insurer, or the Social Security Administration, makes a determination with respect to Director’s Disability, that determination shall be final, conclusive, and binding upon the Company, Director, and their successors in interest.

2

6.      Change of Control.  In the event a Change of Control which also constitutes a change in ownership or effective control or a change in ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code (a “409A Change”) occurs before both completion of the Service Period and before a Termination of Service, the number of RSUs subject to this Award that have not yet vested shall vest and become nonforfeitable on the date of such 409A Change. Each such vested RSU shall be paid by delivery within 45 days following such 409A Change of the same consideration that each Company shareholder receives in connection with such 409A Change, or, at the Compensation Committee’s option, in cash based on the Fair Market Value received by shareholders of record for Stock in the 409A Change.

7.       Definitions.  Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments thereto shall apply to this Agreement.

8.       Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Director agrees that the Company will not be obligated to deliver any shares of Stock if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. As a condition to the settlement of the RSUs, the Company may require Director to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

9.       No Shareholder Status; No Dividends.  Director shall have no rights as a shareholder with respect to any RSUs or shares of Stock under this Agreement until such shares of Stock have been duly issued and delivered to Director. Except for adjustments made as provided in subsection 4.2(e) of the Plan, no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting the shares of Stock before such issuance.

10.      Provisions Consistent with Plan.  This Agreement is intended to be construed to be consistent with all applicable provisions of the Plan, which is incorporated herein by reference. Director acknowledges receipt contemporaneously herewith of a copy of the Plan, and Director represents that he is familiar with the terms and provisions thereof and hereby accepts the Award herein subject to all the terms and provisions thereof.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.

INDUSTRIAL SERVICES OF AMERICA, INC.

By: ___________________________________

Title: ________________________

Date: ________________________

DIRECTOR:

___________________________________
Name:
(acknowledging receipt and conditions set out above)

Date: _______________________________